Exhibit q(4)


                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Allan S. Mostoff, Keith T. Robinson, and Yueyao (George) Zhao and each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Lord Asset Management Trust and any pre-or post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.



 Date: January 23, 2002

                                              /s/ Elizabeth Montgomery
                                                  --------------------
                                                  Elizabeth Montgomery